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                                                                       EXHIBIT 5

                            TELECOPIER (513) 579-6457

                                  July 14, 1997

Direct Dial:  (513) 579-6560

LSI Industries Inc.
10000 Alliance Road
Cincinnati, Ohio  45242

Gentlemen:

          We serve as your General Counsel and are familiar with your Articles of Incorporation, Code of Regulations and corporate proceedings. On this basis, we have made an examination as to:

          1. The organization of LSI Industries Inc. (the "Corporation");

          2. The legal sufficiency of all corporate proceedings of the Corporation in connection with the authorization and issuance of all presently outstanding and issued Common stock of the Corporation; and

          3. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of 475,700 shares of Common Stock to be included in a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission.

          Based upon such examination, we are of the opinion that:

          1. LSI Industries Inc. is a duly organized and validly existing corporation under the laws of the State of Ohio;



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LSI Industries Inc.
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July 14, 1997

         2. The corporation has taken all necessary and required corporate actions in connection with the issuance of 475,700 shares of newly issued common stock and the aforesaid 475,700 shares of Common Stock are validly authorized, legally issued, fully paid and nonassessable shares of Common stock of the Corporation free of any preemptive rights.

         We hereby consent to be named in the aforesaid Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement and furthermore consent to references made to this firm in the Registration Statement.

                                             Very truly yours,

                                             KEATING, MUETHING & KLEKAMP, P.L.L.

                                             BY: /s/ Paul V. Muething
                                                -------------------------------
                                                     Paul V. Muething